Calculation of Filing Fee Tables
S-8
AMICUS THERAPEUTICS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to the Registrant's 2025 Equity Incentive Plan	Other	17,476,463	$ 6.12	$ 106,955,953.56	0.0001531	$ 16,374.96
2	Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to the Registrant's Amended and Restated 2007 Equity Incentive Plan	Other	7,783,410	$ 6.12	$ 47,634,469.20	0.0001531	$ 7,292.84
Total Offering Amounts:						$ 154,590,422.76		$ 23,667.80
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 23,667.80
Offering Note
[1]	Consists of shares of common stock, par value $0.01 per share ("Common Stock") of Amicus Therapeutics, Inc. (the "Registrant") reserved for issuance under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 2025 Plan by reason of any future stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event or change in the Registrant's capital stock. Estimated in accordance with Rule 457(h)(1) under the Securities Act solely for purposes of calculating the registration fee, based on the average of the high and low sales prices for the Common Stock as reported on the NASDAQ Global Market on May 30, 2025, or $6.12 (rounded up to the nearest cent).

[2]	Represents shares of Common Stock issuable pursuant to options, restricted stock units and performance restricted stock units under the Registrant's Amended and Restated 2007 Equity Incentive Plan (the "2007 Plan") immediately prior to the filing of this Registration Statement. The 2007 Plan has been terminated, and no further equity awards will be made pursuant to the 2007 Plan.